SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-125539

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	75-3129702
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
1311
(Primary Standard Industrial
Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

RICHARD D. DOLE
CHIEF EXECUTIVE OFFICER AND PRESIDENT
PETROSEARCH ENERGY CORPORATION
675 BERING DRIVE, SUITE 200
HOUSTON, TEXAS  77057

Copies to:

ROBERT D. AXELROD, ESQ.
AXELROD, SMITH & KIRSHBAUM, P.C.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS  77007
(713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

Explanatory Notes

Introduction

On June 6, 2005, Petrosearch Energy Corporation (the “Registrant”) filed a registration statement on Form SB-2 (File Number 333-125539) to register an aggregate of 19,390,379 shares of the Registrant’s common stock for resale by certain selling stockholders (the “Registration Statement”) which became effective on September 7, 2005.  On May 24, 2006, the Registrant filed Post-Effective No. 1 to the Registration Statement which became effective on June 8, 2006.

De-registration

The purpose of this post-effective amendment is to de-register any of the remaining shares of common stock that have been registered but remain unsold under the Registration Statement, as amended.  The Registrant’s obligations to maintain the Registration Statement have terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of July, 2007.

PETROSEARCH ENERGY CORPORATION

By /s/ Richard D. Dole
Richard D. Dole
President and Chief Executive Officer

By /s/ David Collins
David Collins
Chief Financial Officer,
Principal Accounting Officer and
Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Richard D. Dole	President, Chief Executive Officer	July 17, 2007
Richard D. Dole	and Chairman of the Board

By /s/ David Collins	Chief Financial Officer	July 17, 2007
David Collins	Principal Financial Officer
And Chief Accounting Officer

By /s/ Gerald Agranoff	Director	July 17, 2007
Gerald Agranoff

By /s/ Richard Majeres	Director	July 17, 2007
Richard Majeres